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                                                                    EXHIBIT 10.3

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                                     [LOGO]




                            THE WACKENHUT CORPORATION

                            EXECUTIVE RETIREMENT PLAN

                            (EFFECTIVE MARCH 1, 1989)

                    As Amended and Revised December 27, 1989
                and As Further Amended and Revised April 24, 1993



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                                TABLE OF CONTENTS

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                                                                        ----

INTRODUCTION                                                             ii

ARTICLE I               DEFINITIONS                                      1
ARTICLE II              PARTICIPANT ELIGIBILITY                          2
ARTICLE III             BENEFITS                                         3
ARTICLE IV              WHEN BENEFITS ARE PAYABLE                        4
ARTICLE V               ADMINISTRATION                                   6
ARTICLE VI              AMENDMENT, TERMINATION AND EXCEPTIONS            7
ARTICLE VII             MISCELLANEOUS                                    8





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                                    ARTICLE I

                                   DEFINITIONS

1.0 DEFINITIONS. The following terms when used in this Plan shall have the following meanings unless a different meaning is clearly required by the context.

1.1 TWC. The Wackenhut Corporation.

1.2 EMPLOYER. TWC and any of its subsidiary corporations.

1.3 BENEFICIARY. The beneficiary or beneficiaries of a Participant in accordance with Section 4.7. If more than one beneficiary survives the Participant, payments shall be made equally to the surviving beneficiaries, unless otherwise provided. Nothing herein shall prevent the Participant from designating primary and contingent beneficiaries.

1.4 COMMITTEE. The Administrative Committee appointed to administer the Plan pursuant to Article V.

1.5 DISABILITY. A Participant's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or be of long continued and indefinite duration. Disability is determined and approved by the Committee based on medical evidence submitted by the Participant's physician or a physician approved by the Committee. A determination by the United States Social Security Administration that a Participant is disabled for Social Security purposes shall be conclusive and binding upon the Committee.

1.6 EMPLOYEE. An Employee of an Employer.

1.7 PARTICIPANT. Any Employee who participates in this Plan in accordance with
Article II.

1.8 PERIOD OF SERVICE. The period of time during which an Employee is employed by an Employer.

1.9 PLAN. The Wackenhut Corporation Executive Retirement Plan as it may from time to time be amended.

1.10 RETIREMENT. The first date upon which the Participant shall separate from service and attain Normal Retirement Age.




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1.11 SEPARATION FROM SERVICE. Severance of the Participant's employment with the
Employer. A Participant shall be deemed to have severed his employment with the Employer for purposes of this Plan when, in accordance with the established practices of the Employer, the employment relationship is considered to have actually terminated.

1.12     NORMAL RETIREMENT AGE.  Age 65.

1.13 FAS. The average salary of a Participant earned during his or her last five
(5) years of employment with an Employer. Such salary does not include any bonuses, but does include any deferred salary which is included in the year in which it is earned, not in the year of payment.

1.14 LONG TERM DISABILITY (LTD) BENEFITS. LTD benefits are those payable by The Wackenhut Corporation Long Term Disability plan in effect from time to time and normally offered to Employees under the TWC "005" plan.

                                   ARTICLE II
                             PARTICIPANT ELIGIBLITY

2.1 INITIAL ELIGIBLE EMPLOYEES. The attached list of individuals are those Employees who have been approved for participation at the inception of the Plan. See Exhibit A. Participants shown on Exhibit A who are age 55 or over at inception of the Plan shall not be eligible for Early Retirement pursuant to
Section 4.2 of the Plan.

2.2 OTHER ELIGIBLE EMPLOYEES. (as amended April 24, 1993). In addition to those initially eligible, employees holding the following positions with applicable time periods may be selected to participate in the Plan.

            POSITION                            TIME PERIOD
            --------                            -----------

   Any Officer of TWC                  After having been an Officer of TWC for
                                       two years

   President of a major                After two years of service
   Business Unit of Employer
   (excluding WATCI, WMSI
   and WASI)

   Sr. Vice President at               After having been in position for two
   Group Level                         years

   Sr. Vice President at               After ten years of service and having
   Division Level                      been in position for two years

   Vice President at Division          After ten years of service and having
   Level                               been in position for two years


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Such key executives shall be suggested by the Corporate Retirement Committee, and be finally approved for participation in the Plan by the Nominating and Compensation Committee of the Board of Directors of TWC.

2.3 EXCLUDED EMPLOYEES. No Senior Vice President, Executive Vice President, President, or Chairman of the Board of TWC shall be selected for participation in the Plan if such officer has elected coverage under an individual Deferred Compensation Agreement (the Senior Plan) between himself and TWC. Any such officer may elect to be included under this Plan and not the Senior Plan at the time he or she becomes eligible for the Senior Plan.

                                   ARTICLE III
                                    BENEFITS

3.1 BENEFIT COMPUTATION. The basic Benefit Formula is a product of forty-five percent (45%) of the FAS of a Participant at Normal Retirement Age after twenty-five (25) years of service, reduced by one hundred percent (100%) of any social security benefits for which the Participant is eligible at the time of his or her retirement.

3.2 YEARS OF SERVICE COUNTED. All years of service with the Employer, including years of service prior to participation in the Plan, are includible for purposes of the Benefit Computation in Section 3.1 above. Years of service in excess of twenty-five (25) years are not considered for purposes of the Benefit Computation. No benefits will be payable to any participant with less than ten
(10) years of service with TWC or its subsidiaries. Years of service after a Participant reaches age 65 will be counted to allow a Participant to reach the maximum of 25 years of service.

3.3 BENEFITS WITH LESS THAN 25 YEARS OF SERVICE. For years of service with TWC and its subsidiaries in excess of ten (10) years, but less than twenty-five (25) years, the Benefit Computation in Section 3.1 above shall be 1.8% times the number of years of service to arrive at the Benefit Formula to be applied. Thus, a Participant who had twenty (20) years of service at the time of his or her entitlement to Benefits under this Plan would have a Benefit Formula of thirty-six percent (36%) of FAS reduced by one hundred percent (100%) of any social security benefits for which the Participant is eligible at the time of his or her retirement.


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                                   ARTICLE IV
                            WHEN BENEFITS ARE PAYABLE

4.1 RETIREMENT. Upon retiring at Normal Retirement Age, a Participant shall be paid monthly 1/12th of the annual amount determined under the applicable Benefit Formula provided in either Section 3.1 or 3.3 either for the rest of his or her life or under the two optional forms of payment indicated in 4.1.1 and 4.1.2 below. Such payments shall begin the first day of the month following such retirement. The following is an example of the Benefit Computation.

         An Executive retires at age 65 with twenty-five (25) years of service. The FAS is $80,000 and the social security entitlement is $10,700 annually at the time of his or her retirement.

         45% x $80,000                      =        $36,000
         Less Annual Social Security                 -10,700
                                                     -------

         Plan pays annually for life                 $25,300
                                                     -------

         Monthly payment for life                    $ 2,109
                                                     -------

         4.1.1 LIFE WITH TEN YEARS CERTAIN. A Participant may elect the actuarially determined equivalent of the payments for life to be paid for his or her life with ten (10) years of such determined payment to be made in any event either to the retired Participant or to his designated Beneficiary.

         4.1.2 JOINT AND SURVIVOR OPTIONS. A Participant may elect the actuarially determined equivalent of the payments for life to be paid for the lives of the Participant and another person.

4.2 EARLY RETIREMENT. If a Participant is at least age 55 and has at least twenty (20) years of service with the Employer, he or she may elect to retire at any time before age 65, but the amount of the Benefits otherwise payable to the Participant shall be reduced by a factor of 4% for each year (or fraction thereof) that the Participant is under Normal Retirement Age. The Benefit Calculation provided in Sections 3.1 or 3.3 would be made using an estimated amount of social security which would be payable to the Participant at age 65. The following is an example of the Benefit Computation.

         An Executive retires early at age 62 with twenty-two (22) years of service. His FAS is $80,000 and his estimated social security entitlement at age 65 is $10,700 annually.

         1.8% x 22 x $80,000                         =        $31,680
         Less estimated Social Security                       -10,700
                                                              -------
         Benefit that is payable at age 65                    $20,980

         Early retirement factor 100%-3(4%)          =        x    88%

         Annual Benefit payable at age 62                     $18,462
                                                              -------

         Monthly payment for life                             $ 1,538
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4.3 PRE-RETIREMENT DEATH BENEFIT. In the event of the death of a Participant prior to his or her retirement, a benefit shall be payable to his or her designated Beneficiary for a period of ten (10) years. This death benefit shall be computed by using the applicable Benefit Formula in either Section 3.1 or 3.3 as if the Participant had attained Normal Retirement Age, reduced by fifty percent (50%), but without any reduction for social security benefits.

         4.3.1 TIME OF DISTRIBUTION. Distribution shall commence to be made as soon as administratively practicable following the date on which the Committee receives written notification of the Participant's death in the manner prescribed by the Committee.

4.4 DISABILITY BENEFIT. In the event of the Disability of a Participant prior to his or her retirement, a benefit shall be payable to such Participant commencing at the time LTD benefits as defined in Section 1.14 cease. This disability benefit shall be computed by using the applicable Benefit Formula in either
Section 3.1 or 3.3 based upon the years of service and compensation of the Participant prior to his or her Disability. The benefit is computed as if the Participant had attained Normal Retirement Age, and is payable as selected by the Participant under Section 4.1 of this Plan. Any benefit payable under this Section shall be computed as if the Participant were eligible to receive LTD benefits for the period described in the LTD plan defined in Section 1.14, whether the Participant is actually covered by such LTD plan or not.

4.5 DELAY IN PAYMENT. Notwithstanding any other provision of the Plan, if the amount of a payment otherwise required to be made on any date under the Plan cannot be ascertained by such date, or if the Participant (or Beneficiary, if applicable) fails to provide proper written notification of his claim for a benefit to the Committee, or if it is not possible to make such payment on such date because the Committee cannot locate the Participant (or Beneficiary) after making reasonable efforts to do so, such payment may be made no later than 60 days after the earliest date on which such payment can be ascertained or proper notification is received or the Participant is located (whichever is applicable).

4.6 PROOF OF DEATH. The Committee may require such proof of death and such evidence of the right of any person to receive all or part of the death benefit of a deceased Participant as the Committee may deem desirable.

4.7 DESIGNATION OF BENEFICIARY. Every Participant shall be furnished with a form on which he may designate a Beneficiary to receive the benefits due him under the Plan in the event of his death during employment, or before all payments due are made.

         4.7.1 A Participant may change any such designation by signing and filing with the Committee a new Designation of Beneficiary.



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         4.7.2 If no Beneficiary is designated, or if the designated Beneficiary has not survived the Participant, and if no alternative designation of Beneficiary shall be effective, the Participant's Beneficiary shall be his surviving spouse, or if no spouse survives the Participant, the estate of the deceased Participant.

         4.7.3 If the Beneficiary cannot be located for a period of one year following the Participant's death despite mailing to the Beneficiary's last known address and if the Beneficiary has not made a written claim within such period to the Committee, such Beneficiary shall be treated as having predeceased the Participant.

4.8 PARTICIPANT'S RIGHTS UNSECURED. The right of the Participant or his Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Employer, and neither the Participant nor his Beneficiary shall have any rights in or against any specific assets of the Employer. Benefits may not be encumbered or assigned by a Participant or any Beneficiary.

4.9 FORFEITURE OF BENEFITS. Notwithstanding any other provision of this Plan, all benefits otherwise payable to a Participant may be forfeited if the Committee determines that such Participant has become employed by a competitor of the Employer either as an employee or a consultant.

                                    ARTICLE V
                                  ADMINSTRATION

5.1 THE COMMITTEE. The Plan will be administered by the Corporate Retirement Committee (the Committee) comprised of the President, the Chief Financial Officer, the Chief Legal Officer, and the Vice President, Human Resources of TWC.

5.2 POWERS AND AUTHORITY OF COMMITTEE. Except as otherwise expressly provided in the Plan, the Committee will have all powers necessary or helpful for the carrying out of its duties and responsibilities under the Plan, and its decisions or actions in good faith in respect of any matter hereunder will be final, conclusive and binding upon all parties concerned.

5.3 LIABILITY LIMITED. Except as otherwise provided by law, no person who is a member of the Committee or who is an employee, officer and/or director of the Employer will incur any liability whatsoever on account of any matter connected with or related to the Plan, unless such person has acted in bad faith, or has willfully neglected his duties, in respect of the Plan.

5.4 RELIANCE ON INFORMATION. The members of the Committee, the Employer, and its respective officers, directors and employees will be entitled to rely upon all



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tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, insurance company, counsel, physician or other expert who is engaged by the Committee. The members of the Committee, the Employer, and its respective officers, directors, and employees will be fully protected in respect of any action taken or suffered by them in good faith in reliance thereon, and all action so taken or suffered shall be conclusive upon all persons affected thereby.

5.5 GENUINENESS OF DOCUMENTS. The Committee, the Employer, and its respective officers, directors and employees, will be entitled to rely upon any notice, request, consent letter, telegram or other paper or document believed by them or any of them, in good faith, to be genuine and to have been signed or sent by the proper person.

5.6 PROPER PROOF. In any case in which the Committee or the Employer is required under the Plan to take action upon the occurrence of any event, they will be under no obligation to take such action unless and until proper and satisfactory evidence of such occurrence has been received by them.

                                   ARTICLE VI
                      AMENDMENT, TERMINATION AND EXCEPTIONS

6.1 MODIFICATION OR AMENDMENT. The Board of Directors of TWC may at any time amend this Plan; provided, however, that such amendment shall not affect the rights of the participants or their Beneficiaries with respect to any benefits accrued or payable before the date of any such amendment.

6.2 TERMINATION OF PLAN. The Board of Directors of TWC may, in its sole discretion, terminate the Plan at any time; provided, however, such termination shall not affect the rights of Participants or their Beneficiaries with respect to any benefits accrued or payable before the date of such termination of this Plan.

6.3 EXCEPTIONS. The Nominating and Compensation Committee of the Board of Director of TWC may make individual exceptions to the Plan from time to time to broaden the provisions of the Plan to be more favorable to a Participant than the provisions of the Plan. No exceptions may be made by such Committee to narrow the coverage of the Plan or to make exceptions which are less favorable to a Participant.


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                                   ARTICLE VII
                                  MISCELLANEOUS

7.1 NO IMPLIED RIGHTS. Neither the establishment of the Plan nor any modification thereof, shall be construed as giving any Participant, Employee, Beneficiary or other person any legal or equitable right unless such right shall be specifically provided in the Plan or conferred by affirmative action of the Committee or the Nominating and Compensation Committee of the Board of Directors of TWC in accordance with the terms and provisions of the Plan.

7.2 STATUS OF EMPLOYMENT RELATIONS. Nothing in this Plan shall be deemed to:

         7.2.1 Give to any employee the right to be retained in the employ of TWC;

         7.2.2 Affect the right of TWC to discipline or discharge any employee at any time;

         7.2.3 Give TWC the right to require any employee to remain in its employ; or

         7.2.4 Affect any employee's right to terminate his employment at any time.

7.3 BINDING EFFECT. The provisions of the Plan shall be binding on the Employer, the Committee and their successors and on all persons entitled to benefits under the Plan and their respective heirs, legal representatives and successors in interest.

7.4 GOVERNING LAWS. The Plan shall be construed and administered according to the laws of the State of Florida to the extent that such laws are not preempted by the laws of the United States of America.

7.5 USAGE. Whenever applicable, the masculine gender, when used in the Plan, shall include the feminine and neuter genders, and the singular shall include the plural.

7.6 CAPTIONS. The captions contained herein are inserted as a matter of convenience and for reference only, and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the Plan or the construction of any provisions thereof.

7.7 RABBI TRUST. This plan shall be complemented by a "Rabbi" or "Springing Trust" which shall make reference to this Plan and which shall provide some measure of security for the otherwise unfunded benefits contemplated by this Plan.



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